EX-99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report on GAM International Fund, GAM Pacific Basin Fund, GAM Europe Fund, GAM American Focus Fund, GAMerica Capital Fund and GAM Gabelli Long/Short Fund dated February 14, 2005 in this Registration Statement (Form N-1A No. 811-04062) of GAM Funds, Inc.

New York, New York
April 26, 2005